SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

                                       Date of Report (Date of earliest event reported)                                                                                     July 9, 2010

Tactical Air Defense Services, Inc.

(Exact name of registrant as specified in its charter)

Nevada		88-0455809
(State or other jurisdiction		(IRS Employer
of Incorporation)		Identification Number)
123 West Nye Lane, Suite 517
Carson City, Nevada 89706
(Address of principal executive offices)

(775) 888-6744
(Issuer’s Telephone Number)

_____________________________________________________________________________________
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On July 9, 2010, Tactical Air Defense Services, Inc. (the “Company”) appointed Mr. Rene Ferrer, Jr. (“Mr. Ferrer”) to the position of Director for Latin America.

In connection with Mr. Ferrer’s appointment, the Company entered into an Employment Agreement (the “Agreement”) with Mr. Ferrer to provide services to the Company related to its ongoing efforts to procure Company business in Latin America. Pursuant to the terms of the Agreement, Mr. Ferrer shall provide his services for a one year term and will receive compensation as follows: (i) a one-time issuance of 50,000,000 shares of the Company’s restricted common stock, par value $0.001 (“Common Stock”); and (ii) an annual base salary of US$48,000 payable, at the Company’s discretion, in cash or shares of restricted Common Stock. In the event the Company elects to pay Mr. Ferrer in Common Stock, the conversion price of the salary payment due shall be equal to the lesser of: (a) a fifty percent discount to the average closing price of the Common Stock during such payment period; or (b) the lowest price of Common Stock sold or issued by the Company during such payment period.

Mr. Ferrer graduated from the University of South Florida with a degree in accounting and finance. Mr. Ferrer has over 30 years of experience in international finance with a strong background in Process Reengineering, Information Services Solutions, and Integration of Manufacturing Systems. Mr. Ferrer spent 14 years working for Westinghouse Electric Corporation. While working at Westinghouse Nuclear Division, as a senior government accountant, Mr. Ferrer was a key participant in the successful negotiation of a multi million dollars research and development contract for a Heat Exchange Graphite Cooled Nuclear Steam Generator. While at Westinghouse Transformer Division for Latin America Mr. Ferrer negotiated all contracts with domestic and international lending institutions as well as developed an international distributor network.  Mr. Ferrer served as President of SLMsoft, an e-business firm specializing in financial, business and banking software, in charge of operations in Europe, the US and Latin, Central America and Mexico which provided on an ASP basis services to over 400 domestic and International banks. In his last venture Mr. Ferrer founded EFT Services, Inc. an internet operation that integrated into a single user interface for electronic funds transfer applications via a Point of Sale (POS). In order to achieve this endeavor Mr. Ferrer forged strategic alliances with Travelex – current owner of Thomas Cook, Travelers checks and the former owner of Money Gram International and Fidelity Express. Throughout his professional career Mr. Ferrer has successfully negotiated contracts with DOD, DOE, World Bank, Interamerican Development Bank and USAID, as well interacting with senior level local and cabinet level government officials throughout Central, South America and the Caribbean. Mr. Ferrer has held senior level positions in various other companies as well as developing various “start up” operations and successfully taking some of these companies public.

Section 9 – Financial Statements and Exhibits

Item 9.01                      Financial Statements and Exhibits.

(c) Exhibits.

Number	Description

99.1	Press Release entitled, “Tactical Air Defense Services hires Director of Latin America”

Dated:   July 15, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Tactical Air Defense Services, Inc. /s/ Alexis Korybut

By:	Alexis Korybut
Its:	Chief Executive Officer